Exhibit 4.1

EXECUTION VERSION

PLATINUM ENERGY SOLUTIONS, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

14.250% SENIOR SECURED NOTES DUE 2015

INDENTURE

Dated as of March 3, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 2.02
(d)	7.06
314(a)	4.03; 13.02; 13.05
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A-1	FORM OF NOTE
Exhibit A-2	FORM OF UNIT
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTY
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF INTERCREDITOR AGREEMENT

INDENTURE dated as of March 3, 2011 among PLATINUM ENERGY SOLUTIONS, INC., a Nevada corporation (“PES”), the Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent.

PES, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of PES’s 14.250% Senior Secured Notes due 2015 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all Additional Interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, as determined by PES, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at March 1, 2013 (such redemption price being set forth in the table appearing in Section 3.07) plus (ii) all required interest payments due on the Note through March 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of PES and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and Section 5.01 and not by Section 4.10; and

(2) the issuance of Equity Interests in any of PES’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2) a transfer of assets between or among PES and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of PES to PES or to a Restricted Subsidiary of PES;

(4) the sale or lease of products, inventory, equipment, real property, services or accounts receivable or the licensing or lease, assignment or sub-lease of any real or personal property in the ordinary course of business and any sale or other disposition of damaged, no longer useful, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 4.07 or is a Permitted Investment;

(7) the granting of Permitted Liens; and

(8) the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims.

“Asset Sale Offer” has the meaning assigned to that term in Section 4.10.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (other than a right conditioned on the occurrence of events or circumstances outside such person’s control). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or, except with respect to the definition of “Change of Control”, any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Asset” means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

“Capital Expenditures” means, for any period, without duplication, all expenditures made directly or indirectly by PES and its Restricted Subsidiaries during such period for the acquisition of Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), but excluding expenditures made in connection with the replacement, substitution or restoration of property or other purposes (except repayment of Indebtedness) permitted under Section 4.10. For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having at the time of acquisition one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having, at the time of acquisition, one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of PES and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Section 13(d) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of PES;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of PES, measured by voting power rather than number of shares;

(4) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of PES (measured by voting power rather than number of shares) than is at the time Beneficially Owned (measured on the same basis) by the Permitted Holders in the aggregate; or

(5) after an initial public offering of PES, the first day on which a majority of the members of the Board of Directors of PES are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in Section 4.15.

“Change of Control Payment Date” has the meaning assigned to that term in Section 4.15.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means collateral as such term is defined in the Security Documents, and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Security Documents, the Notes or the Note Guarantees is granted or purported to be granted under any Security Document; provided, however, that “Collateral” shall not include any Excluded Assets.

“Collateral Agent” means the Trustee acting in its capacity as the collateral agent for the Second Lien Creditors in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means any such successor.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, disposition of any securities by such Person or any of its Restricted Subsidiaries or extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding, any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its

Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) fees and costs (including transaction fees, attorneys’ fees and other professional costs) incurred in connection with the issuance of the Notes and any Credit Facilities permitted hereunder; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or distribution is actually made in cash and not otherwise included therein; and

(3) the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of PES who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Core Operating Equipment” shall mean the hydraulic fracturing fleet and coiled tubing equipment described in footnote 2 under the heading “Use of Proceeds” in the Offering Circular.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to PES.

“Credit Facilities” means, one or more debt facilities, indentures or commercial paper facilities entered into following the Issue Date, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, bonds, notes or other debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities Documents” means the “Loan Documents” as such term is defined in any Credit Facilities or any similar term defined in any initial or subsequent replacement, refunding or refinancing thereof.

“Concurrent Equity Offering” means the issuance and sale of units of the Company’s Series A preferred stock and common stock in a private placement to a limited number of equity investors on the Issue Date.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 or Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Determination Date” means (i) any Interest Payment Date and (ii) the date of the termination, cancellation or expiration of any Specified Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require PES to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that PES may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that PES and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of PES that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale either (1) of Equity Interests of PES (other than Disqualified Stock and other than to a Subsidiary of PES) by PES or (2) of Equity Interests of a direct or indirect parent entity of PES (other than to PES or a Subsidiary of PES) to the extent that the net proceeds therefrom are contributed to the common equity capital of PES.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Excess Cash Flow” means, with respect to PES and its Restricted Subsidiaries for any period, Consolidated Cash Flow minus each of the following:

(1) the consolidated interest expense of PES and its Restricted Subsidiaries for such period;

(2) the amount of consolidated taxes actually paid by PES and its Restricted Subsidiaries during such period;

(3) the aggregate capital expenditures (including all cash payments in respect of acquisitions of the Capital Stock, property or long-term assets of any other Person);

(4) changes in Net Working Capital; and

(5) the aggregate payment, repayment, redemption, repurchase, defeasance or other retirement for value by PES and its Restricted Subsidiaries of any Indebtedness.

“Excess Cash Flow Offer Amount” means, with respect to any period (A) 75% of Excess Cash Flow for such period minus (B) the Excess Cash Flow Offer Threshold.

“Excess Cash Flow Offer Determination Period” means:

(A) with respect to a Determination Date of the kind described in clause (i) of the definition of “Determination Date”,

(i) prior to March 1, 2012, the period from the Issue Date to and including September 1, 2011, and

(ii) on March 1, 2012 and thereafter, the period from the day immediately subsequent to the previous Interest Payment Date to and including the next subsequent Interest Payment Date, and

(B) with respect to a Determination Date of the kind described in clause (ii) of the definition of “Determination Date”,

(i) prior to March 1, 2012, the period from the Issue Date to and including the date of the termination, cancellation or expiration of any Specified Agreement, and

(ii) on March 1, 2012 and thereafter, the period from the day immediately subsequent to the previous Interest Payment Date to and including the date of the termination, cancellation or expiration of any Specified Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes (including any Additional Notes) issued in an Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth for such term in the Registration Rights Agreement.

“Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means:

(1) any asset or property right of PES or any Guarantor of any nature:

(a) if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right of PES or any Guarantor or loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Law)) to which PES or such Guarantor is party; and

(b) to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such law would be rendered ineffective pursuant to any other applicable law);

provided, however, that such lease, license, contract, property rights or other agreement will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation, unenforceability or prohibition is remedied or otherwise becomes ineffective and, to the extent severable, any portion of such lease, license, contract, property rights or other agreement that does not result in any of the consequences specified in clauses (a) and (b) above will not be an Excluded Asset;

(2) Voting Stock of any Foreign Subsidiary that is directly owned by PES or a Guarantor solely to the extent representing in excess of 65% of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary and all Capital Stock of Foreign Subsidiaries directly owned by any Person that is not PES or a Guarantor;

(3) any foreign intellectual property;

(4) any applications for trademarks or service marks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d);

(5) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of PES or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to United States Department of Labor Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of PES or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts, escrow accounts and trust accounts;

(6) fixed or capital assets owned by PES or any Guarantor that are subject to a capital lease or purchase money obligations, in each case permitted to be incurred pursuant to Section 4.09 and Section 4.12 if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such fixed or capital assets, but only for so long as such prohibition is in effect and only with respect to the portion of such fixed or capital assets as to which such other Lien attaches and such prohibition applies;

(7) deposit and securities accounts to the extent the aggregate value of assets therein does not exceed $500,000;

(8) leased real property and owned real property, in each case, having a Fair Market Value of less than $1.0 million in the aggregate at any time outstanding (“Excluded Real Property”); and

(9) PES’s portfolio loan accounts maintained at Morgan Stanley Bank, N.A. in connection with the Morgan Stanley Facility.

“Existing Indebtedness” means (A) the maximum available amount of revolving loans under the Morgan Stanley Facility assuming no amounts outstanding on the Issue Date (as such amount may be reduced in the manner described in the definition thereof) and (B) any other Indebtedness of PES and its Subsidiaries (other than Indebtedness under the Notes) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party and in the case of any transaction involving aggregate consideration in excess of $5.0 million, determined in good faith by the Board of Directors of PES (unless otherwise provided in this Indenture).

“First Lien Agent” means the administrative agent or collateral agent under the First Lien Documents, and any of its respective successors or assigns and any initial or successor administrative agent or collateral agent under any subsequent First Lien Documents.

“First Lien Creditors” means the lenders, the issuers of letters of credit under the First Lien Documents and any other holders of First Lien Obligations.

“First Lien Documents” means (a) any Credit Facilities evidencing or governing First Lien Obligations, the First Lien Security Documents and each of the other agreements, documents or instruments under any such Credit Facility and (b) any other related documents or instruments executed and delivered pursuant to any First Lien Document described in clause (a) above evidencing or governing any Obligations thereunder.

“First Lien Obligations” means, collectively, (i) all Obligations arising under a Credit Facility and related First Lien Documents and any other Indebtedness incurred pursuant to such Credit Facility and related First Lien Documents to the extent that such Indebtedness is secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Credit Facility described above and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations of PES and the Guarantors to the extent that such obligations are secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith.

“First Lien Security Agreement” means each collateral document, mortgage, pledge or similar agreement or guaranty, entered into following the Issue Date, among PES and the Guarantors in favor of the First Lien Agent, as amended or supplemented from time to time in accordance with its terms.

“First Lien Security Documents” means the First Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Liens” means any Liens on Collateral securing the Obligations arising under any Credit Facilities evidencing or governing any First Lien Obligations.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, but excluding amortization of debt issuance costs, original issue discount and non-cash interest payments related (i) to Indebtedness incurred on or prior to the date of this Indenture and (ii) Indebtedness incurred in connection with the issuance of the Notes and any Credit Facilities permitted under this Indenture, plus the net effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon.

“Foreign Subsidiary” means any Restricted Subsidiary of PES that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A-1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means securities that are

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise).

“Guaranteed Obligations” means, collectively,

(1) the prompt and full payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt and full payment of the interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of PES to the Holders or the Trustee under the Indenture Documents, including all amounts that constitute part of the Guaranteed Obligations and would be owed by PES but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving PES; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Guaranteed Obligations, the prompt and full payment when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

“Guarantors” means (1) each Domestic Subsidiary of PES on the date of this Indenture, and (2) each other Domestic Subsidiary of PES that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Note Guarantees and the Security Documents.

“Initial Notes” means the first $115,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date, and any Notes issued upon registration of transfer thereof or in exchange therefore.

“Intercreditor Agreement” means any intercreditor agreement, substantially in the form of Exhibit G hereto that is entered into following the Issue Date, among the Trustee, the Collateral Agent, the First Lien Agent, PES and the Guarantors, and the other signatories thereto, as the same may be amended, supplemented, restated or modified from time to time.

“Interest Payment Date” means March 1 and September 1 of each year commencing September 1, 2011, or if any such day is not a Business Day, on the next succeeding Business Day.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Law or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, as amended, who are not also QIBs.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If PES or any Subsidiary of PES sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of PES such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of PES, PES will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of PES’s Investments in such Subsidiary that were not sold or disposed of in an amount determined under Section 4.07(c). The acquisition by PES or any Subsidiary of PES of a Person that holds an Investment in a third Person will be deemed to be an Investment by PES or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means March 3, 2011.

“Lease Purchase Agreement” shall mean that certain lease purchase agreement by and among PES, WSB and Moncla Coil Tubing Well Services, L.L.C., a Delaware limited liability company, and Moncla Pressure Pumping Well Services, L.L.C., a Texas limited liability company, providing for the lease of equipment necessary to provide certain coil tubing and cementing services.

“Letter of Transmittal” means the letter of transmittal to be prepared by PES and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Liquidity Event” means (i) any transaction that results in a Change of Control or (ii) any filing of a Form S-1 (or equivalent form) registration statement; provided that such registration statement covers the Registrable Securities of each holder who has exercised its piggyback rights with respect to such registration statement as provided in the Warrant Agreement, subject to the terms and conditions thereof; provided further that if any such Registrable Securities cannot be included, such holder will have the rights provided for in the Warrant Agreement but such failure to include shall not disqualify such filing as a Liquidity Event.

“Moody’s” means Moody’s Investors Service, Inc.

“Morgan Stanley Facility” means PES’s portfolio loan account facility with Morgan Stanley Bank, N.A., providing for up to $4.4 million in revolving loans, which amount shall be reduced to the extent of any permanent prepayment or commitment reduction thereunder.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on PES’s and its Restricted Subsidiaries’ properties and interests, Premises and/or the Leased Premises (other than Excluded Real Property) to secure the Notes.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by PES or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or disposition of such non cash consideration, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result thereof and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Working Capital” means (1) all current assets of PES and its Restricted Subsidiaries, minus (2) all current liabilities of PES and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither PES nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of PES or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of PES or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of PES’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes and the Additional Notes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Circular” means the preliminary offering circular dated January 26, 2011, as supplemented by the preliminary offering circular supplement dated February 17, 2011, as further supplemented by the pricing supplement term sheet dated February 25, 2011, relating to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller or Comptroller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of PES by two Officers of PES, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of PES that meets the requirements of Section 13.05 hereof.

“OID Legend” means the legend set forth in Section 2.06(g)(4) hereof to be placed on all Notes issued under this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to PES or any Subsidiary of PES.

“Other Pari Passu Obligations” means any Indebtedness (i) ranking pari passu in right of payment with the Notes and (ii) not secured by any Lien on the Collateral that ranks senior in priority to any Lien on the Collateral held by the Collateral Agent for the benefit of the Second Lien Creditors.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Business” means a business in which PES and its Restricted Subsidiaries were engaged or proposed to be engaged on the date of this Indenture, as described in the Offering Circular, and any business similar, reasonably related, incidental, ancillary, or complementary thereto.

“Permitted Holders” means (a) any of (i) Daniel T. Layton; (ii) J. Clarke Legler, II; (iii) L. Charles Moncla, Jr.; (iv) Milburn J. Ducote; and (v) Rodney P. Dartez; (b) any Beneficial Owner of the preferred stock of PES as of the Issue Date and (c) Related Party of any one or more of the Persons listed in clause (a) above.

“Permitted Investments” means:

(1) any Investment in PES or in a Restricted Subsidiary of PES that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by PES or any Restricted Subsidiary of PES in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of PES and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PES or a Restricted Subsidiary of PES that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of PES;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of PES or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees, directors, officers, and consultants made in the ordinary course of business of PES or any Restricted Subsidiary of PES in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9) repurchases of the Notes;

(10) any Investment existing on the date of this Indenture and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded; and

(11) other Investments in any Person other than an Affiliate of PES having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other

Investments made pursuant to this clause (11) that are at the time outstanding not to exceed $1.0 million.

“Permitted Liens” means:

(1) Liens on assets of PES or any of its Restricted Subsidiaries securing First Lien Obligations that were permitted to be incurred pursuant to Section 4.09(b)(1);

(2) Liens in favor of PES or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is, or all or substantially all of the assets of such Person are, acquired by, merged with or into or consolidated with PES or any Subsidiary of PES; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired, merged into or consolidated with PES or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by PES or any Subsidiary of PES; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition and do not extend to any property other than the property acquired by PES or such Subsidiary;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness, mortgage financings or purchase money obligations permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees) including, for the sake of clarity, any Additional Notes permitted under this Indenture;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

(15) Liens securing Indebtedness incurred pursuant to Section 4.09(b)(7).

“Permitted Refinancing Indebtedness” means any Indebtedness of PES or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of PES or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date that is equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by PES or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PES” means Platinum Energy Solutions, Inc., and any and all successors thereto.

“Placement Agents” means each of Global Hunter Securities, LLC and Knight Capital Americas L.P.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of March 3, 2011, among PES, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to any Additional Notes, one or more registration rights agreements among PES, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by PES to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-1 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Party” means (i) any spouse, family member or relative of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez; (ii) any spouse, family member or relative of any spouse, family member or relative referred to in clause (i) above; (iii) any estate, executor, administrator, committee or beneficiary of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez and/or any Person described in clause (i) or (ii) above; (iv) any trust for the benefit of any one or more of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez and/or any Person described in the clause (i), (ii) or (iii) above; and (v) any corporation, partnership, limited liability company or other business entity in which any one or more of Daniel T. Layton, J. Clarke Legler, II, L. Charles Moncla, Jr., Milburn J. Ducote, and Rodney P. Dartez and/or any Person described in clause (i), (ii), (iii) or (iv) above beneficially holds (directly or indirectly through other Persons described in clause (iii) or (iv) above or this clause (v)) in the aggregate a majority (or more) of the equity or other controlling interests.

“Remaining Amount” means (i) any funds remaining after completion of an Excess Cash Flow Offer or an Asset Sale Offer and (ii) for any Excess Cash Flow Offer Determination Period, 25% of the Excess Cash Flow for such period.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global, Note including the 144A Global Note, the Regulation S Global Note and the IAI Global Note, in each case bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Second Lien Creditors” means the Trustee, the Collateral Agent, each Holder of Notes, the beneficiaries of each indemnification obligation under this Indenture, the Notes and the Security Documents, and any successor or transferee of any of the foregoing.

“Second Lien Documents” means (a) the Indenture Documents and each of the other agreements, documents or instruments evidencing or governing any Second Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Lien Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Second Lien Obligations” means all Obligations in respect of the Notes or arising under the Second Lien Documents or any of them. Second Lien Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency proceeding, or that would have accrued or become due but for the effect of an insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the UCC of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Separation Date” means the earliest to occur of (i) 30 days after the closing of the offering of the Units and (ii) such date as either Global Hunter Securities, LLC or Knight Capital LLC shall determine. In the case of clause (ii) above, notice of such date shall be provided to the Warrant Agent and the Trustee in writing and in the form of Exhibit B to the Warrant Agreement.

“Shelf Registration Statement” means a registration statement relating to an Initial Registration or a Subsequent Registration as such terms are defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Agreements” means (i) that certain Agreement for Fracturing Services, dated as of September 3, 2010, as amended as of January 14, 2011, by and between PES and Petrohawk Energy Corporation and (ii) that certain Work Order, dated as of September 1, 2010, as amended as of January 20, 2011, between PES and Encana Oil & Gas Inc.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“subordinated” means, with respect to Indebtedness, Indebtedness that is expressly subordinated in right of payment. Unsecured Indebtedness shall not be deemed subordinated to secured Indebtedness solely because of such security. For purposes of Section 4.07, Indebtedness of PES or a Guarantor shall not be deemed subordinated due to the operation of Article 11 hereof or the Security Documents.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2013; provided, however, that, if the period from the redemption date to March 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Units” means the securities issued together by PES on the date hereof, each consisting of (i) one Note having a principal amount at maturity of $1,000 and (ii) a Warrant which will entitle the holder, subject to certain conditions set forth in the Warrant Agreement, to purchase common stock of the Company, par value $0.001 per share, subject to adjustment as provided in the Warrant Agreement. The units will be represented by one or more global units in the form of Exhibit A-2 hereto.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of PES that is designated by the Board of Directors of PES as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with PES or any Restricted Subsidiary of PES unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to PES or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PES;

(3) is a Person with respect to which neither PES nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PES or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrant” means each of the 115,000 Warrants issued by PES as Units with the Notes on the Issue Date, issued by PES pursuant to the Warrant Agreement, as amended from time to time in accordance with the terms thereof.

“Warrant Agent” means The Bank of New York Mellon Trust Company, N.A., as warrant agent under the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated as of March 3, 2011, between PES and the Warrant Agent, relating to the issuance of Warrants.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“WSB” means WSB Services Blocker, Inc.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Asset Sale Offer Amount”	3.09
“Asset Sale Offer Period”	3.09
“Asset Sale Purchase Date”	3.09
“Authentication Order”	2.02
“Capex Limit”	4.24
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Cash Flow Offer Threshold”	4.06

Term	Defined in Section
“Excess Cash Flow Offer”	4.06
“Excess Cash Flow Offer Payment”	4.06
“Excess Cash Flow Offer Period”	4.06
“Excess Cash Flow Offer Purchase Date”	4.06
“incur”	4.09
“Lease”	4.22
“Leased Premises”	4.22
“Legal Defeasance”	8.02
“Net Worth”	11.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Post-Petition Interest”	11.09
“Premises”	4.21
“Registrar”	2.03
“Restricted Payments”	4.07
“Restricted Units Legend”	2.14
“Senior Debt”	4.23
“Subordinated Obligations”	11.09

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms have the following meanings in this Indenture:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means PES and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

(8) Prior to the Separation Date, references to the Notes shall be deemed references to the Units, as the context requires.

ARTICLE 2

THE NOTES AND UNITS

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-1 hereto; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement (as evidenced by PES’s execution of such Exchange Notes). The Notes may be issued in definitive or global forms hereunder. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding any provision of this Indenture or the Notes any pro rata redemptions or repurchases of the Notes by PES pursuant to this Indenture shall be made in a manner that preserves the authorized denominations of the Notes.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and PES, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The form of Unit is attached as Exhibit A-2, and the terms and provisions of such are made a part hereof.

(b) Global and Definitive Notes. Notes issued in global form will be substantially in the form of Exhibit A-1 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by PES and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of an Officers’ Certificate from PES.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer of PES must sign the Notes for PES by manual or facsimile signature.

If an Officer of PES whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and deliver: (i) on the date of this Indenture, an aggregate principal amount of $115 million of Notes, (ii) any Additional Notes in accordance with Section 4.09 hereof, which shall constitute a distinct issuance of Notes but be considered the same class and shall be in the same form as the Initial Notes and which are not limited in principal amount except as otherwise provided in Section 4.09, and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Notes, in each case upon receipt of a written order of PES signed by two Officers (an “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by PES pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to PES to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of PES.

Section 2.03 Registrar and Paying Agent.

PES will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. PES may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. PES may change any Paying Agent or Registrar without notice to any Holder. PES will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If PES fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. PES or any of its Subsidiaries may act as Paying Agent or Registrar.

PES initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

PES initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

PES will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the

Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by PES in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. PES at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than PES or a Subsidiary) will have no further liability for the money. If PES or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to PES, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, PES will furnish to the Trustee at least seven Business Days before each regular record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and PES shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by PES for Definitive Notes if:

(1) PES delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by PES within 120 days after the date of such notice from the Depositary;

(2) PES in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by PES for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) upon the request of the Depositary after there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another

Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by PES in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f)

hereof, the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of PES;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if PES or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, PES shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(5) Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in another Restricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in another Restricted Global Note if

(A) the exchange complies with the requirements of Section 2.06(b)(2) above; and

(B) the Registrar receives a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (3) thereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to PES or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and PES shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and 2.06(c)(1)(C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of PES;

(B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an

Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if PES or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to PES to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and PES will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to PES or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the

Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of PES;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if PES or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, PES will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of PES;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if PES or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, PES will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers or, if they are Participating Broker-Dealers, they will deliver a prospectus in connection with any resale of the Exchange Notes, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 405 under the Securities Act) of PES; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of PES.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and PES will execute and the Trustee will authenticate and deliver to the Persons designated by the

Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the designated principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AS AMENDED AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AS AMENDED THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A

REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF PES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO PES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH

OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(4) OID Legend. Each Note shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 2100 WEST LOOP SOUTH, SUITE 1601, HOUSTON, TEXAS 77027, ATTENTION: CHIEF FINANCIAL OFFICER.”

(5) Additional Legends. Definitive Notes issued to Affiliates of PES may bear additional legends to reflect further restrictions on transfer.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, PES will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but PES may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of PES, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor PES will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption pursuant to Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and PES may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or PES shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or PES and the Trustee receives evidence of the destruction, loss or theft of any Note, PES will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if PES’s and the Trustee’s requirements are met. If required by the Trustee or PES, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and PES to protect PES, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. PES may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of PES and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because PES or an Affiliate of PES holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid pursuant to Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than PES, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by PES or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with PES or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, PES may prepare and execute and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that PES considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, PES will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

PES shall cause definitive Notes to be prepared and authenticated without unreasonable delay. After the preparation of the definitive Notes, the temporary Notes shall be exchanged for definitive Notes upon surrender of the temporary Notes at the office or agency of PES, without charge to the Holder. Upon surrender for cancellation of one or more temporary Notes, PES shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Notes of authorized denominations. Until so exchanged, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

PES at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirements of the Exchange Act and the Trustee). Certification of the cancellation of all canceled Notes will be delivered to PES upon written request. PES may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. To the extent that any Notes are held in the form of Global Notes and less than all of such Global Notes are to be cancelled, the reduction of the principal amount of any such Global Note and the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation requirement, provided that certification of such cancellation shall be delivered to PES upon written request.

Section 2.12 Defaulted Interest.

If PES defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. PES will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. PES will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, PES (or, upon the written request of PES, the Trustee in the name and at the expense of PES) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

PES in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. PES shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

Section 2.14 Restricted Units.

(a) The Notes and the Warrants shall initially be issued as Units, each Unit being in global form substantially in the form of Exhibit A-2 and bearing the Restricted Units Legend set forth below (“Restricted Units Legend”), and shall not be separately transferable until the Separation Date. Until the Separation Date, the certificates representing the Units shall bear the following legend:

The securities represented by this certificate constitute a portion of one or more Units, each Unit consisting of $1,000 of principal amount of 14.250% Senior Secured Notes due 2015 of the Company and one Warrant to purchase common stock of the Company, par value $0.001 per share, subject to adjustment. The aggregate number of shares of common stock of the Company issuable upon exercise of the warrants shall represent 15% of the outstanding shares of common stock of the Company on a fully-diluted basis as of the consummation of the sale of the units and the Concurrent Equity Offering. Until the Separation Date, the securities represented by this certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this certificate may be transferred without reference to the foregoing restriction.

(b) Until the Separation Date, the Registrar shall not register any transfer of a Note that constitutes part of a Unit unless the Registrar receives satisfactory evidence that the Warrant comprising the corresponding part of such Unit is being simultaneously transferred to the same transferee. On the Separation Date, separation of the Units is mandatory and the Units will cease to be eligible for transfer or exchange. Following the Separation Date, any Note that constitutes part of a Unit may be transferred separately from the Warrant comprising the corresponding part of such Unit, and the Registrar shall be authorized to register such transfer without regard to the foregoing restriction.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If PES elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the CUSIP number;

(2) the clause of this Indenture pursuant to which the redemption shall occur;

(3) the redemption date;

(4) the principal amount of Notes to be redeemed;

(5) the redemption price; and

(6) the Notes to be redeemed, if a partial redemption.

Section 3.02 Selection and Notice.

If less than all of the Notes or Other Pari Passu Obligations are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis or by lot or similar method (and in the case of Global Notes, in accordance with the procedures of DTC), unless otherwise required by law or applicable stock exchange requirements; provided, that no Notes of $2,000 or less shall be purchased or redeemed in part.

A new Note in principal amount equal to the unpurchased or unredeemed portion of the original Note purchased or redeemed in part will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, PES will mail or cause to be mailed by first class mail (or transmitted otherwise in accordance with the procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the CUSIP number;

(2) the redemption date;

(3) the redemption price;

(4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5) the name and address of the Paying Agent;

(6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7) that, unless PES defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(8) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At PES’s request, the Trustee will give the notice of redemption in PES’s name and at its expense; provided, however, that PES has delivered to the Trustee, at least 45 days (or such shorter periods as the Trustee shall agree) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and stating that all conditions precedent to the giving of such notice have been complied with.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional; provided, however, that a notice of redemption upon any Equity Offering or in connection with a transaction (or series of transactions) that constitute a Change of Control may, at PES’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the Equity Offering or Change of Control as the case may be.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, PES will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to PES any money deposited with the Trustee or the Paying Agent by PES in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If PES complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of PES to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, PES will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of PES a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) Except as described below, the Notes will not be redeemable at PES’s option prior to March 1, 2013. On or after March 1, 2013, PES may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice by first class mail, postage prepaid (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the periods set forth below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

For the period below	Percentage
On or after March 1, 2013 to February 28, 2014	107.125%
On or after March 1, 2014 and thereafter	100.000%

Unless PES defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(b) Notwithstanding anything herein or in any other Indenture Document to the contrary, at any time prior to March 1, 2013, PES may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 114.250% of the aggregate principal amount, plus accrued and unpaid interest and

Additional Interest, if any, thereon, to but not including the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that occurs on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings of PES, provided that:

(1) at least 65% of the sum of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by PES and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c) In addition, at any time prior to March 1, 2013, PES may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(d) The Trustee shall select the Notes to be purchased in the manner described under Section 3.02.

(e) Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at PES’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(g) Except pursuant to the preceding Section 3.07(a), (b) and (c), the Notes will not be redeemable at PES’s option prior to their final maturity.

Section 3.08 Mandatory Redemption; Open Market Purchases.

Except to the extent required pursuant to Sections 4.10 and 4.15, PES is not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders. PES may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of PES, including this Indenture.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, PES is required to commence an Asset Sale Offer, it will follow the procedures specified below.

(b) The Asset Sale Offer shall be made to all Holders and, at the option of PES, all holders of Other Pari Passu Obligations. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than three Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), PES will apply all Excess Proceeds (the “Asset Sale Offer Amount”) to the purchase of Notes and, if applicable, such Other Pari Passu Obligations (on a pro rata basis, if applicable) or, if less than the Asset Sale Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

(c) If the Asset Sale Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable on such Interest Payment Date to Holders who tender Notes pursuant to the Asset Sale.

(d) Upon the commencement of an Asset Sale Offer, PES will send, by first class mail (or transmit otherwise in accordance with the procedures of DTC), a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) the CUSIP number;

(2) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof, and the length of time the Asset Sale Offer will remain open;

(3) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

(4) that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

(5) that, unless PES defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrete or accrue interest on and after the Asset Sale Purchase Date;

(6) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(7) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to PES, a Depositary, if appointed by PES, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

(8) that Holders will be entitled to withdraw their election if PES, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(9) that, if the aggregate principal amount of Notes and Other Pari Passu Obligations surrendered by holders thereof exceeds the Asset Sale Offer Amount, PES will select the Notes and Other Pari Passu Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such Other Pari Passu Obligations surrendered (with such adjustments as may be deemed appropriate by PES so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased); and

(10) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

(e) On or before the Asset Sale Purchase Date, PES will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by PES in accordance with the terms of this Section 3.09. PES, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by PES for purchase, and PES will promptly issue a new Note, and the Trustee, upon written request from PES, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by PES to the Holder thereof. PES will notify the Trustee and the Holders of the results of the Asset Sale Offer as soon as practicable after the Asset Sale Purchase Date.

(f) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

PES will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than PES or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by PES in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. PES will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

PES will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

PES will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon PES in respect of the Notes and this Indenture may be served. PES will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time PES fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

PES may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve PES of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. PES will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

All notices to the Trustee or the Collateral Agent hereunder shall be sent to the Corporate Trust Office at the address set forth in Section 13.02 hereof, however, in addition, PES hereby designates a corporate trust office of the Trustee located at 101 Barclay Street, New York, NY 10286, Attn: Corporate Trust Administration as one such office or agency in the Borough of Manhattan of PES in accordance with Section 2.03 hereof.

Section 4.03 Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, PES will furnish to the Holders of Notes and the Trustee, and make available on a publicly available website, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if PES were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if PES were required to file such reports.

Upon request by PES, the Trustee shall transmit such reports to the Holders (or DTC, as long as the Notes are held in global form).

Notwithstanding the foregoing, no such reports shall be required to comply with sections 302, 906, and 404 of the Sarbanes-Oxley Act of 2002 and Items 307 and 308 of Regulation S-K under the Securities Act, in each case, until such time as PES shall have consummated an Exchange Offer or filed a Shelf Registration Statement in respect of the Notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on PES’s consolidated financial statements by PES’s independent registered public accounting firm. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, PES will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, PES is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, PES will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. PES will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept PES’s filings for any reason, PES will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if PES were required to file those reports with the SEC.

PES will hold a quarterly conference call for the Holders of the Notes, prospective purchasers and securities analysts to discuss such financial information no later than ten Business Days after distribution of such financial information.

If PES has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of PES and its Restricted

Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of PES.

In addition, PES agrees that, for so long as any of the Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

(a) PES shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of PES and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether PES has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge PES has kept, observed, performed and fulfilled each and every covenant contained herein; and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action PES is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action PES is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, PES will deliver to the Trustee, forthwith upon any Officer of PES becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action PES is taking or proposes to take with respect thereto.

Section 4.05 Taxes; Stay, Extension and Usury Laws.

(a) PES will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

(b) PES and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and PES and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Excess Cash Flow Offer.

(a) Within 100 days after each Determination Date for which the Excess Cash Flow of PES and its Restricted Subsidiaries for the applicable Excess Cash Flow Offer Determination Period exceeds $2.5 million (the “Excess Cash Flow Offer Threshold”), and to the extent permitted by its Credit Facilities, PES will make an offer in cash in an amount equal to the Excess Cash Flow Offer Amount to purchase Notes (an “Excess Cash Flow Offer”) at an offer price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”). If the aggregate principal amount of Notes tendered in such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, PES may use any remaining Excess Cash Flow Amount for any purpose not otherwise prohibited by the Indenture. Upon completion of any such Excess Cash Flow Offer, the Excess Cash Flow Amount shall be reset at zero; provided that PES will not be deemed to be in default under this covenant for any failure to make an Excess Cash Flow Offer or an Excess Cash Flow Offer Payment by virtue of any adjustment in the amount calculated for any Excess Cash Flow Offer Determination Period due to normal year-end accounting adjustments or other changes concurred in by its public accountants; provided further that any such adjustment in the calculation of the Excess Cash Flow for a prior Excess Cash Flow Offer Determination Period, whether positive or negative, shall be carried forward to the next subsequent Excess Cash Flow Offer Determination Period.

(b) In the event that, pursuant to Section 4.06(a), PES is required to commence an Excess Cash Flow Offer, it will follow the procedures specified below.

(1) Within 100 days following each Determination Date, PES will mail a notice to each Holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

(2) The Excess Cash Flow Offer shall be made to all Holders. The Excess Cash Flow Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Excess Cash Flow Offer Period”). No later than three Business Days after the termination of the Excess Cash Flow Offer Period, PES will apply the Excess Cash Flow Offer Amount to the purchase of Notes or, if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered in response to the Excess Cash Flow Offer.

(3) If the Excess Cash Flow Offer Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable on such Interest Payment Date to Holders who tender Notes pursuant to the Excess Cash Flow Offer.

(4) Upon the commencement of an Excess Cash Flow Offer, PES will send, by first class mail (or transmit otherwise in accordance with the procedures of DTC), a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Flow Offer. The notice, which will govern the terms of the Excess Cash Flow Offer, will state:

(A) the CUSIP number;

(B) that the Excess Cash Flow Offer is being made pursuant to this Section 4.06, and the length of time the Excess Cash Flow Offer will remain open;

(C) the Excess Cash Flow Offer Amount, the purchase price and the Excess Cash Flow Offer Purchase Date;

(D) that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

(E) that, unless PES defaults in making such payment, any Note accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrete or accrue interest on and after the Excess Cash Flow Offer Purchase Date;

(F) that Holders electing to have a Note purchase pursuant to an Excess Cash Flow Offer may elect to have Notes purchased in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(G) that Holders electing to have Notes purchased pursuant to any Excess Cash Flow Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to PES, a Depositary, if appointed by PES, or a Paying Agent at the address specified in the notice at least three days before the Excess Cash Flow Offer Purchase Date;

(H) that Holders will be entitled to withdraw their election if PES, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Excess Cash Flow Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased;

(I) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

(5) On or before the Excess Cash Flow Offer Purchase Date, PES will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Excess Cash Flow Offer Amount of Notes or portions thereof tendered pursuant to the Excess Cash Flow Offer, or if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by PES in accordance with the terms of this Section 4.06. PES, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Excess Cash Flow Offer Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by PES for purchase, and PES will promptly issue a new Note, and the Trustee, upon written request from PES, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by PES to the Holder thereof.

(6) PES will notify the Trustee and Holders of the Notes of the results of the Excess Cash Flow Offer as soon as practicable after the Excess Cash Flow Offer Purchase Date.

Section 4.07 Restricted Payments.

(a) PES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of PES’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving PES or any of its Restricted Subsidiaries) or to the direct or indirect Holders of PES’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of PES and other than dividends or distributions payable to PES or a Restricted Subsidiary of PES);

(2) purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving PES) any Equity Interests of PES (other than Equity Interests of PES held by a Restricted Subsidiary that is a Guarantor);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of PES or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among PES and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by PES and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by Section 4.07(b)(2) through (7)), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of PES for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of PES’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds received by PES since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of PES (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of PES that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of PES); plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D) to the extent that any Unrestricted Subsidiary of PES designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of PES’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(E) 50% of any dividends received by PES or a Restricted Subsidiary of PES that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of PES, to the extent that such dividends were not otherwise included in the Consolidated Net Income of PES for such period.

(b) So long as no Default has occurred and is continuing or would be caused thereby, Section 4.07(a) will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of PES) of, Equity Interests of PES (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to PES; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (2)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of PES or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of PES or any Restricted Subsidiary of PES held by any former officer, director or employee of PES or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;

(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(6) [Reserved];

(7) other Restricted Payments in an aggregate amount not to exceed $3.0 million since the Issue Date; and

(8) a payment of a sponsor fee to Layton Corporation equal to 1% of the proceeds of the offering, not to exceed $1.8 million;

provided, however, that if a Liquidity Event has not occurred on or before the date that is 18 months following the Issue Date, neither PES nor any Restricted Subsidiary shall pay dividends or consummate any irrevocable redemption to holders of any class or series of Capital Stock of PES from such date until the date a Liquidity Event occurs.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by PES or such Restricted Subsidiary, as the case may be, pursuant to the

Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of PES whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million. For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (8) above or is entitled to be made pursuant to Section 4.07(a), PES may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) PES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to PES or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to PES or any of its Restricted Subsidiaries;

(2) make loans or advances to PES or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to PES or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness as in effect on the Issue Date and Credit Facilities and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements, provided, that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Board of Directors);

(2) the Indenture Documents;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by PES or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(7) any agreement for the sale or other disposition of a Restricted Subsidiary of PES that restricts distributions, loans or advances by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, renewed, refunded, refinanced, defeased or discharged (as determined in good faith by the Board of Directors of PES);

(9) Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property or equity interests in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of PES’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and

(12) any instrument governing Indebtedness of a Foreign Subsidiary; provided, that such Indebtedness was permitted by the terms of this Indenture to be incurred.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) PES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and PES will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or shares of preferred stock.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by PES and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit under Credit Facilities being deemed to have a principal amount equal to the maximum potential liability of PES and its Restricted Subsidiaries thereunder) not to exceed $15.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by PES or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility classified under this clause (1) or to repay any revolving credit Indebtedness under such Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10;

(2) the incurrence by PES and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date and the exchange of Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement (other than any Additional Notes);

(3) the incurrence by PES and its Restricted Subsidiaries of the Existing Indebtedness (other than the Indebtedness described in clauses (1) and (2));

(4) the incurrence by PES or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used in the business of PES or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

(5) the incurrence by PES or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(b)(2),(3), (4), (5) or (7);

(6) the incurrence by PES or any of its Restricted Subsidiaries of intercompany Indebtedness between or among PES and any of its Restricted Subsidiaries; provided, however, that:

(a) if PES or any Guarantor is the obligor on such Indebtedness and the payee is not PES or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of PES, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than PES or a Restricted

Subsidiary of PES and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either PES or a Restricted Subsidiary of PES will be deemed, in each case, to constitute an incurrence of such Indebtedness by PES or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) on or after September 1, 2011, the incurrence by PES or any of its Restricted Subsidiaries of Indebtedness not to exceed $35 million in aggregate principal amount; provided that such Indebtedness is used by PES or any of its Restricted Subsidiaries solely for the purpose of acquiring equipment;

(8) the incurrence by PES or any of its Restricted Subsidiaries of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) in the ordinary course of business solely for the purpose of limiting:

(a) interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 4.09;

(b) exchange rate risk with respect to any currency exchange;

(c) commodity risk; or

(d) any combination of the foregoing;

(9) (a) the Guarantee by PES or any of the Guarantors of Indebtedness of a Restricted Subsidiary of PES so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture; or

(b) the Guarantee by a Restricted Subsidiary of PES of Indebtedness of PES or another Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;

provided, in each case, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Note Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by PES or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation, general liability or truckers’ liability claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, statutory obligations, bankers’ acceptances and performance, appeal or surety bonds in the ordinary course of business;

(11) the incurrence by PES or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days; and

(12) the incurrence of Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than Indebtedness or guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, PES will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment (without duplication) is included in Fixed Charges of PES as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that PES or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

(e) PES will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of PES or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of PES solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

Section 4.10 Asset Sales.

(a) PES will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale (it being understood that sales of all or substantially all of the assets of PES and its Restricted Subsidiaries will be governed by Section 5.01) unless:

(1) PES (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by PES or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on PES’s most recent consolidated balance sheet, of PES or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases PES or such Restricted Subsidiary from further liability; and

(B) any securities, notes or other obligations received by PES or any such Restricted Subsidiary from such transferee that are within 60 days, subject to ordinary settlement periods, converted by PES or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in Section 4.10(b)(2) or (4).

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, PES (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Indebtedness and other Obligations under a Credit Facility or the Morgan Stanley Facility and to the extent such Indebtedness is in the form of a revolving facility, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of PES;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

(c) Any stock or assets deemed to be cash pursuant to Section 4.10(a)(2)(C) are deemed acquired with Net Proceeds equal to the deemed cash amount. Pending the final application of any Net Proceeds, PES may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, PES will, within 30 days thereof, make one or more Asset Sale Offers to the Holders of the Notes (and, at the option of PES, the holders of Other Pari Passu Obligations) to purchase Notes (and Other Pari Passu Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”), that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09, of this Indenture. PES will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $5.0 million by mailing (or transmitting otherwise in accordance with the procedures of DTC), the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Other Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, PES may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Obligations will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e) PES will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, PES will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) PES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any arms-length transaction, or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of PES (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not less favorable to PES or the relevant Restricted Subsidiary (as determined in good faith by the Board of Directors of PES) than those that would have been obtained in a comparable transaction by PES or such Restricted Subsidiary with an unrelated Person; and

(2) PES delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of PES set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of PES; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to PES or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment, service, termination, or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by PES or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among PES and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of PES) that is an Affiliate of PES solely because PES owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) the payment of reasonable directors’ fees, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law to persons who are officers and directors of PES and its Restricted Subsidiaries, in each case in the ordinary course of business and approved by the Board of Directors;

(5) any issuance of Equity Interests (other than Disqualified Stock) of PES to Affiliates of PES;

(6) Restricted Payments that do not violate Section 4.07;

(7) transactions effected pursuant to agreements in effect on the Issue Date and described in the Offering Circular and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not less favorable to PES, any Restricted Subsidiary or the Holders, taken as a whole, than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of PES);

(8) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; and

(9) purchases of the Units by Affiliates of PES.

Section 4.12 Liens.

PES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

PES will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to PES and its Restricted Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, PES shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of PES or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of PES and its Subsidiaries;

provided, however, that PES shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if PES shall determine that the preservation thereof is no longer desirable in the conduct of the business of PES and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require PES to offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, PES will mail such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless PES defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered Notes and their election to require PES to purchase such Notes; provided, that the Paying Agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(b) While the Notes are in global form and PES makes an offer to purchase all or any portion of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(c) PES will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, PES will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(d) On the Change of Control Payment Date, PES will, to the extent permitted by law:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by PES.

(e) The Paying Agent will promptly mail to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by each such Holder, if any; provided, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. PES will notify the Trustee and Holders of the Notes of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The provisions described above that require PES to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.15 with respect to a Change of Control, the Holders of the Notes may not require PES to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(g) PES will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by PES and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

(h) Notwithstanding anything to the contrary herein, a Change in Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(i) The provisions under this Indenture relative to PES’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Section 4.16 Additional Note Guarantees.

If PES or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then PES will (1) cause that newly acquired or created Domestic Subsidiary to (a) execute a supplemental Indenture pursuant to which it becomes a Guarantor and (b) execute an amendment to the Registration Rights Agreement pursuant to which it becomes subject to the obligations of a Guarantor thereunder, (2) cause the newly acquired or created Domestic Subsidiary to execute and deliver to the Trustee and the Collateral Agent amendments to the Security Documents or additional Security Documents and take such other action as may be necessary to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets other than Excluded Assets of such Domestic Subsidiary, including the filing of UCC financing statements in such jurisdiction or such other actions as may be required by the Security Documents, (3) cause that newly acquired or created Domestic Subsidiary to take such actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected Lien in the assets other than Excluded Assets of such new Domestic Subsidiary, including the filing of UCC financing statements in such jurisdiction as may be required by the Security Documents or by law or as may be reasonably requested by the Collateral Agent, (4) cause that newly acquired or created Domestic Subsidiary to take such further action and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing, and (5) deliver an Opinion of Counsel with respect to the foregoing reasonably satisfactory to the Trustee, in each case, within 30 Business Days of the date on which the Domestic Subsidiary was acquired or created.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of PES may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by PES and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by PES. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of PES may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of PES as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of PES as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, PES will be in default of such covenant. The Board of Directors of PES may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of PES; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of PES of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18 Impairment of Security Interest

Subject to an Intercreditor Agreement, neither PES nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents or this Indenture. Neither PES nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Lien Obligations and any other Obligations which are secured by a Permitted Lien that is senior to the Lien securing the Second Lien Obligations, the Notes and the Security Documents, unless such agreement permits PES or such Restricted Subsidiary to first repay, or offer to repay, First Lien Obligations and the Notes. PES shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents. PES shall, and shall cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

Section 4.19 Post-Closing

Certain security interests in the Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. PES and the Guarantors will use their respective commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the Holders of the Notes and the First Lien Obligations, if any, that are created on the Issue Date but, to the extent any such security interest or liens are not perfected by such date, PES and the Guarantors will agree to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, in each case solely to the extent required by the Security Documents, promptly following the Issue Date, but in any event no later than the date 90 days thereafter. In addition, the Security Documents may not require that all Collateral be perfected if such Collateral cannot be perfected by the filing of UCC financing statements or the recording of mortgages or deeds of trust.

Section 4.20 Further Assurances

PES and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, PES will reasonably promptly secure the Obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. PES shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents as the Collateral Agent shall reasonably request to evidence compliance with this Section 4.20.

Section 4.21 Real Estate Mortgages and Filings

With respect to any real property other than Excluded Real Property (individually and collectively, the “Premises”) owned by PES or a Domestic Subsidiary (other than Unrestricted Subsidiaries) on the Issue Date and with respect to any such property to be acquired by PES or a Domestic Subsidiary (other than Unrestricted Subsidiaries) after the Issue Date (within 90 days of the acquisition thereof):

(1) PES shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by PES or the applicable Domestic Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) PES shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with customary endorsements, coinsurance and reinsurance typical for the applicable jurisdiction;

(3) PES shall deliver to the Collateral Agent, to the extent provided to any First Lien Agent, with respect to each of the covered Premises, the most recent survey of such Premises prepared on or on behalf of PES, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from PES stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the customary endorsements; and

(4) PES shall deliver an opinion(s) of counsel of PES confirming that the Mortgages and Security Documents create a Lien on the Premises purported to be covered by the related Mortgage, which shall be from local counsel in each state where a Premises is located covering the enforceability of the relevant Mortgages;

in each case, using commercially reasonable efforts to comply with the foregoing by the Issue Date but, in any event, no later than 90 days thereafter.

Section 4.22 Leasehold Mortgages and Filings; Landlord Waivers

PES and each of its Domestic Subsidiaries (other than any Unrestricted Subsidiary) shall use commercially reasonable efforts to deliver Mortgages with respect to PES’s leasehold interests in any premises material to the business taken as a whole (the “Leased Premises”) (other than Excluded Real Property) occupied by PES or such Domestic Subsidiary (other than any Unrestricted Subsidiary) pursuant to leases which may be mortgaged by their terms or the terms of the landlord consents (collectively, the “Leases,” and individually, a “Lease”) in each case using commercially reasonable efforts to comply with the foregoing by the Issue Date but, in any event, no later than 90 days thereafter.

With respect to any leasehold Mortgage delivered pursuant to the immediately preceding paragraph, PES or the applicable Subsidiary shall provide to the Trustee all of the items described in Section 4.21(2), 4.21(3) and 4.21(4) above and in addition shall use their respective commercially reasonable efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent, subject to its reasonable satisfaction of the form thereof.

Each of PES and each of its Domestic Subsidiaries that is a lessee of, or becomes a lessee of, real property (other than Excluded Real Property) material to the business, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, in the form reasonably acceptable to the Collateral Agent executed by the lessor of such real property (other than Excluded Real Property); provided, that in the case where such lease is a lease in existence on the Issue Date, PES or its Domestic Subsidiary that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement.

Section 4.23 Advances to Subsidiaries

All advances to Restricted Subsidiaries made by PES after the Issue Date will be evidenced by intercompany notes in favor of PES. These intercompany notes will be pledged pursuant to the Security Documents as Collateral to secure the Notes. Each intercompany note will be payable upon demand and will be subordinated in right of payment to all existing Senior Debt of the Restricted Subsidiary to which the loan is made. “Senior Debt” of Subsidiaries for the purposes of the intercompany notes will be defined as all Indebtedness of the Restricted

Subsidiaries that is not specifically by its terms made pari passu with or junior to the intercompany notes.

PES will not permit any Restricted Subsidiary in respect of which PES is a creditor by virtue of an intercompany note to incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Restricted Subsidiary and senior in any respect in right of payment to any intercompany note.

Section 4.24 Maximum Capital Expenditures

PES and its Restricted Subsidiaries will not allow aggregate Capital Expenditures in any one fiscal year (which amount shall be prorated in the case of the first fiscal year following the Issue Date) to exceed $10 million (the “Capex Limit”); provided that, to the extent the aggregate Capital Expenditures in any one fiscal year are less than the Capex Limit, then PES and its Restricted Subsidiaries may carry forward such unused amounts to be applied in subsequent fiscal years; and provided further that (i) $113 million in anticipated expenditures for new equipment (as set forth under “Use of Proceeds” in the Offering Circular), (ii) additional equipment purchases permitted pursuant to Section 4.09(b) (7) (iii) the acquisition of WSB or its assets as contemplated by the Lease Purchase Agreement, and (iv) Capital Expenditures made with any Remaining Amount or the net cash proceeds of any Equity Offering shall not be counted for purposes of the Capex Limit. All Capital Expenditures shall first be applied to reduce the carry-forward from the previous fiscal year (or portion thereof), if any, and then to reduce the applicable Capex Limit for the current year.

Section 4.25 Board Observer

(a) For so long as any Notes are outstanding, Holders of a majority of the principal amount of Notes shall have the right to elect one board observer to the Board of Directors at their sole discretion in accordance with the procedures set forth in this Section 4.25.

(b) Unless otherwise directed in writing by Holders of a majority of the principal amount of the Notes then outstanding voting as a single class, no later than 90 days after the Issue Date, PES will mail or cause to be mailed by first class mail (or transmitted otherwise in accordance with the procedures of DTC), a notice to each Holder. The notice will (i) announce the solicitation of nominees to act as board observer on behalf of Holders and (ii) provide, in reasonable detail, an explanation of the procedures to be followed for the election of the board observer, which such explanation shall provide, at a minimum:

(1) the identity, powers and responsibilities of an officer of election with respect to the board observer;

(2) that Holders shall have the right to nominate candidates to the position of board observer;

(3) that PES shall, at its own expense, mail to Holders reasonably detailed professional biographical information (to the extent provide such information is provided to or available to PES) of each such nominee;

(4) that Holders shall have the right to participate in the election of the board observer via mail, facsimile, electronic voting or other similar methodology;

(5) the proposed method for communication to all Holders of the results of such election, including current contact information of the board observer.

(c) The initial board observer designated by the Holders shall serve until such time as such person (i) resigns, (ii) is removed by Holders of a majority of the principal amount of Notes or (iii) a new board observer is designated in writing or elected by Holders of a majority of the principal amount of Notes. In the case of a board observer’s resignation, a new board observer shall be designated in writing or elected by Holders of a majority of the principal amount of Notes pursuant to Section 4.25(b) above.

(d) The Trustee shall have no responsibility for administering or facilitating such procedure, nor shall the Trustee be charge with knowledge of such election, except upon notice to the Trustee of PES’s failure to comply with the provisions of this Section 4.25 by Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class.

(e) The board observer shall be a non-voting observer to the Board of Directors. PES will provide to the board observer, at the same time as PES provides such materials to the directors, a copy of all notices and materials sent to the directors. The Board of Directors, by majority vote, may exclude the board observer from any meeting, or withhold any materials, if the board observer’s access to such meeting or materials would cause PES to violate confidentiality undertakings towards a third party or to waive the attorney-client privilege.

Section 4.26 Officers’ Certificate

In connection with each purchase of, or interim payment towards the purchase of, Core Operating Equipment in excess of $1 million, PES shall provide the Trustee with an Officers’ Certificate, in the form and manner provided in this Indenture, certifying (a) that such purchase or payment has been made, (b) the amount paid in connection therewith, and (c) (i) that, based on the reasonable belief of such Officers, the Core Operating Equipment will be delivered in accordance with the delivery schedule and purchase price for such Core Operating Equipment as described in the Offering Circular, or if the certification described in this clause (c) cannot be made, (ii) PES will provide a reasonably detailed explanation for any such delay in such delivery schedule or increase in such purchase price. PES shall provide Holders and holders of Units or Warrants, as applicable, with such information.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

PES will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not PES is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of PES and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) PES is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than PES) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than PES) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of PES under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Trustee has received an Opinion of Counsel and Officers’ Certificate to the effect that such transaction complies with the foregoing.

In addition, PES will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to:

(1) a merger of PES with an Affiliate solely for the purpose of reincorporating PES in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among PES and its Restricted Subsidiaries.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of PES in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation (if other than PES) or into or with which PES is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “PES” shall refer instead to the successor Person (if other than PES) and not to PES), and may exercise every right and power of PES under this Indenture with the same effect as if such successor Person had been named as PES herein; provided, however, that the predecessor PES shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of substantially all of the properties or assets of PES in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest or Additional Interest, if any, with respect to the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by PES or any of its Restricted Subsidiaries to comply with the provisions of Section 4.10, 4.15 or 5.01 hereof;

(4) failure by PES or any of its Restricted Subsidiaries for 30 days after notice to PES by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.07 or 4.09 hereof;

(5) failure by PES or any of its Restricted Subsidiaries for 60 days after notice to PES by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by PES or any of its Restricted Subsidiaries (or the payment of which is guaranteed by PES or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default(a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(7) failure by PES or any of its Restricted Subsidiaries to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9) (x) any Security Document at any time for any reason shall cease to be in full force and effect in all material respects, except as expressly provided therein; (y) any Security Document ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any Collateral having a Fair Market Value in excess of $1.0 million, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Security Document or this Indenture; or (z) PES or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Security Document;

(10) PES, any Restricted Subsidiary of PES that is a Significant Subsidiary or any group of Restricted Subsidiaries of PES that, taken together, would constitute a Significant Subsidiary:

(A) commences a voluntary case under any Bankruptcy Law;

(B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due.

(11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against PES, any Restricted Subsidiary of PES that is a Significant Subsidiary or any group of Restricted Subsidiaries of PES that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of PES, any Restricted Subsidiary of PES that is a Significant Subsidiary or any group of Restricted Subsidiaries of PES that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of PES, any Restricted Subsidiary of PES that is a Significant Subsidiary or any group of Restricted Subsidiaries of PES that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of PES, any Restricted Subsidiary of PES that is a Significant Subsidiary or any group of Restricted Subsidiaries of PES that, taken together, would constitute a Significant Subsidiary and any such order or decree continues undismissed or unstayed for a period of 60 days.

(12) Failure by PES or any of its Restricted Subsidiaries for five (5) Business Days after notice to PES by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with Section 4.26.

Section 6.02 Acceleration.

(a) In the case of an Event of Default described in Section 6.01(10) or (11) with respect to PES, any Restricted Subsidiary of PES that is a Significant Subsidiary or any group of Restricted Subsidiaries of PES that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b) Subject to Section 6.05 and Section 6.06, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any, on the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium or Additional Interest, if any, on the Notes.

(c) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of PES with the intention of avoiding payment of the premium that PES would have had to pay if PES then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 1, 2013, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of PES with the intention of avoiding the prohibition on redemption of the Notes prior to March 1, 2013, then the premium otherwise required to be paid under Section 3.07(c) herein will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive any existing Default or Event of Default (other than a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any, on the Notes) and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.05 Control by Majority.

(a) Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, except as otherwise provided in this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

(b) Subject to this Section 6.05 and Section 6.06, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest, premium or Additional Interest, if any, on, the Notes.

Section 6.06 Limitation on Suits.

Subject to the provisions of this Indenture and the Security Documents relating to the duties of the Trustee and the Collateral Agent, in case an Event of Default occurs and is continuing, neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture or any Security Document at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee or the

Collateral Agent, as the case may be, reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium or Additional Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

provided, that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against PES for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to PES (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee pursuant to Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee pursuant to Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee and Collateral Agent and their agents and attorneys for amounts due pursuant to Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third: to PES or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Delivery of Statements to the Trustee.

As provided in Section 4.04, PES is required to deliver to the Trustee annually a statement regarding compliance with this Indenture. Upon becoming aware of any Default or Event of Default, PES is required to deliver to the Trustee a statement specifying such Default or Event of Default.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default occurs and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, to use the same degree of care and skill in its exercise as that of a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions by which any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with PES. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if an Event of Default has occurred and is continuing, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of PES, personally or by agent or attorney at the sole cost of PES and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from PES will be sufficient if evidenced by an Officers’ Certificate.

(e) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and by the Collateral Agent in each of its capacities hereunder, under the Security Documents and under the Intercreditor Agreement, and each agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) The Trustee may request that PES deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

If the Trustee becomes a creditor of PES or any Guarantor, this Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for PES’s use of the proceeds from the Notes or any money paid to PES or upon PES’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it is known to the Trustee. Except in the case of a Default or Event of Default in payment of principal, interest, premium or Additional Interest, if any, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) If required by the TIA, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2) if required by the TIA. The Trustee will also transmit by mail all reports as required by TIA § 313(c), if required by the TIA.

(b) If required by the TIA, a copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to PES and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). PES will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) PES will pay to the Trustee and Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. PES will reimburse the Trustee and Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) PES and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against PES and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by PES, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. Each of the Trustee and Collateral Agent will notify PES promptly of any claim for which it may seek indemnity. Failure by the Trustee or Collateral Agent to so notify PES will not relieve PES or any of the Guarantors of their obligations hereunder. PES or such Guarantor will defend the claim and the Trustee and Collateral Agent will cooperate in the defense. Neither PES nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of PES and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure PES’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying PES. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and PES in writing. PES may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, PES will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by PES.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, PES, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to PES. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, PES’s obligations pursuant to Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation, if eligible under Section 7.10 hereof, without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against PES.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12 Rights of Agents in Other Capacities

The Trustee, any authenticating agent, any Paying Agent, any Registrar or any other agent of PES, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.10 and 7.11, may otherwise deal with PES with the same rights it would have if it were not Trustee, authenticating agent, Paying Agent, Registrar or such other agent

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance and Covenant Defeasance.

PES may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon PES’s exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.02, PES and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that PES and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees, the Security Documents and this Indenture (and the Trustee, on demand of and at the expense of PES, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to below;

(2) PES’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and PES’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

In addition, PES may, at its option and at any time, elect to have the obligations of PES and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in this Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events described in Section 6.01(10) and (11)) will no longer constitute an Event of Default with respect to the Notes.

Section 8.03 Covenant Defeasance.

Upon PES’s exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, PES and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, and 4.06 through 4.26 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, PES and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default pursuant to Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon PES’s exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) and 6.01(9) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) PES must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest, premium and Additional Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and PES must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election pursuant to Section 8.02 hereof, PES has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exclusions) confirming that:

(A) PES has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election pursuant to Section 8.03 hereof, PES has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture Documents) to which PES or any of its Subsidiaries is a party or by which PES or any of its Subsidiaries is bound;

(6) PES must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by PES with the intent of preferring the Holders of Notes over the other creditors of PES or with the intent of defeating, hindering, delaying or defrauding any creditors of PES or others; and

(7) PES must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee,

collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including PES acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

PES will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to PES from time to time upon the request of PES any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered pursuant to Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to PES.

Any money deposited with the Trustee or any Paying Agent, or then held by PES, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to PES on its request or (if then held by PES) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to PES for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of PES as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of PES cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to PES.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then PES’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if PES makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, PES will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 of this Indenture, PES, the Guarantors and the Trustee may amend or supplement the Indenture Documents without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of PES’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of PES’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture, the Note Guarantees, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement or the Notes to any provision of the Description of Notes in the Offering Circular to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Security Documents, the Registration Rights Agreement, the Intercreditor Agreement or the Notes;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(8) to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes and to release any Guarantor from its Note Guarantee in accordance with the terms of this Indenture;

(9) to make, complete or confirm any grant of Collateral permitted or required by this Indenture, the Intercreditor Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture, the Intercreditor Agreement or any of the Security Documents; or

(10) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents.

(b) Upon the request of PES accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06 hereof, the Trustee will join with PES and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c) In addition to the foregoing, Holders of the Notes, by the acceptance thereof, shall be deemed to agree that the Security Documents may be amended without the consent of any Holder or Notes in circumstances set forth in the Intercreditor Agreement.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, this Indenture or the Notes or the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or Exchange Offer for, Notes).

(b) Upon the request of PES accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06 hereof, the Trustee will join with PES and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c) It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement, waiver or consent but it is sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, PES will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of PES to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by PES or any Guarantor with any provision of the Indenture Documents. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except with respect to Sections 3.09, 4.06, 4.10 and 4.15 hereof or with respect to the notice provisions set forth in Section 3.07 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest premium or Additional Interest, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.06, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) make any change in the preceding amendment, supplement and waiver provisions of this Section 9.02(d); or

(10) make any change in the ranking or priority of the Notes.

(e) In addition, any amendment to, or waiver of, the provisions of this Indenture, any Security Document or the Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or subordinating Liens securing the Notes (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. PES in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. PES may not sign an amended or supplemental indenture until the Board of Directors of PES approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Grant of Security Interest.

The due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Interest (to the extent permitted by law), if any, on the Notes (including, but not limited to, all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Law), accrue) after commencement of an Insolvency Proceeding, whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding), and performance of all other obligations of PES and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured by all property and assets of PES and the Guarantors that from time to time are subject to Liens securing First Lien Obligations, other than the Excluded Assets, including as provided in the Security Documents which PES and the Guarantors have entered into simultaneously with the execution of this Indenture, in each case subject to the Intercreditor Agreement. Each Holder, by its acceptance of Notes, consents and agrees to the terms of the Intercreditor Agreement and the other Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, waived, supplemented or modified from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement and the other Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. PES will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Collateral Agent may open and maintain one or more accounts to hold the Collateral and the Security Documents from time to time, it being understood that such accounts shall not in any way expand or otherwise affect the Collateral Agent’s duties under the Security Documents. The Trustee and the Collateral Agent are hereby deemed to be authorized by the Holders to enter into the Security Documents and the Intercreditor Agreement upon direction from PES, but without consent from the Holders. In entering into the Intercreditor Agreement, the Trustee and the Collateral Agent shall be entitled to receive and conclusively rely upon an instruction from PES, together with an Opinion of Counsel and an Officers’ Certificate compliant with Sections 13.04 and 13.05.

Section 10.02 Recording and Opinions.

(a) PES will furnish to the Collateral Agent and the Trustee on or within one month of March 1 in each year beginning with March 1, 2012, an Opinion of Counsel either:

(1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, mortgages, financing statements, mortgage reinscriptions, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all mortgages, mortgage reinscriptions, financing statements and continuation statements have been filed that are necessary as of such date and during the succeeding 12 months to fully preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral;

(2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(b) PES will otherwise comply with the provisions of TIA §314(b).

Section 10.03 Release of Collateral.

(a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents in accordance with the provisions of the Security Documents and under the following circumstances:

(1) if any Subsidiary that is a Guarantor is released from its Guarantee pursuant to the terms of this Indenture, that Subsidiary’s assets will also be released from the Liens securing the Notes;

(2) pursuant to Section 9.02 hereof, with consent of Holders of a majority of the outstanding Notes;

(3) if required in accordance with the terms of the Intercreditor Agreement;

(4) if such Collateral becomes Excluded Assets;

(5) if the First Priority Lien on such Collateral is released, other than a release following a discharge of First Lien Obligations;

(6) if PES exercises its Legal Defeasance option or Covenant Defeasance option pursuant to Sections 8.01, 8.02 and 8.03 hereof;

(7) upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable pursuant to Section 12.01 hereof.

(b) In addition, upon the request of PES pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with a sale or disposition of assets and (at the sole cost and expense of PES) the Collateral Agent will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided that if such sale, conveyance or disposition constitutes an Asset Sale, such Asset Sale complies with the requirements of Section 4.10 hereof.

(c) PES shall determine the applicability of TIA 314(d) to any such release, and if PES determines that TIA 314(d) is not applicable it shall include a statement to this effect in the Officers’ Certificate to be provided under clause (d). Any certificate or opinion required by TIA § 314(d) may be made by an Officer of PES except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by PES in the exercise of reasonable care. If PES determines that TIA 314(d) is not applicable to the release of Collateral, then PES need not deliver the documents that would otherwise be required under TIA 314(d); provided however, that in no event is this intended to derogate the right of the Trustee and Collateral Agent to request and obtain an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent in the Indenture Documents to such release have been complied with whenever the Trustee and/or Collateral Agent is asked to execute or acknowledge a release of Collateral.

(d) Notwithstanding anything to the contrary contained herein, at any time the Trustee or Collateral Agent is requested to acknowledge or execute a release of Collateral, the Trustee and/or the Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate that all conditions precedent in the Indenture Documents to such release have been complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel. Upon receipt of such documents the Collateral Agent shall execute, deliver or acknowledge any instruments of termination, satisfaction or release reasonably requested of it to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

Section 10.04 [Reserved]

Section 10.05 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Security Documents; and

(2) collect and receive any and all amounts payable in respect of the Obligations of PES hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.06 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.07 Termination of Security Interest.

Upon the payment in full of all Obligations of PES under this Indenture and the Notes, or upon Legal Defeasance, the Trustee will, at the request of PES, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents.

Section 10.08 Trustee’s Duties with Respect to Collateral

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of PES to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by PES, the Guarantors, the Second Lien Creditors or the Collateral Agent.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) The Guarantors, jointly and severally, on a senior secured basis, irrevocably, absolutely and unconditionally guarantee to each Holder of Notes and the Trustee the prompt and complete payment and performance when due, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of PES thereunder, no matter how the same shall become due, of all Guaranteed Obligations.

(b) If PES shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, the Guarantors will, upon demand by the Trustee, pay such Guaranteed Obligation in full to the Trustee for the benefit of the Holders of Notes and the Trustee to which such Guaranteed Obligation is owed. If PES shall for any reason fail to perform promptly any Guaranteed Obligation that is not for the payment of money, the Guarantors will, upon demand by the Trustee, cause such Guaranteed Obligation to be performed or, if specified by the Trustee, provide sufficient funds, in such amount and manner as the Trustee shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by the Trustee or such other Person as the Trustee shall designate. Without limiting the generality of the foregoing, the Guarantors will pay all amounts that constitute part of the Guaranteed Obligations that would be owing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 11.02 Execution and Delivery of Guarantee.

(a) To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor, by manual or facsimile signature, on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

(c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) In the event that PES or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, PES will cause such Domestic Subsidiary to comply to the extent applicable with the provisions of Section 4.16 hereof, this Article 11.

Section 11.03 [Reserved.]

Section 11.04 Limitation of Liability of Certain Guarantors.

(a) Notwithstanding any other provision of this Article 11, each Guarantor confirms that it is the intention of each such Guarantor that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(b) Notwithstanding any other provision of this Article 11, with respect to any Guarantor guaranteed hereby and the liability of such Guarantor for all obligations under this Article 11 and any Indenture Document to which it is a party, liability shall be limited to the maximum liability that can be incurred by such Guarantor without rendering this Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

Section 11.05 Unconditional Guaranty.

(a) Each Guarantor will pay the Guaranteed Obligations strictly in accordance with the terms of the Indenture Documents to the extent permitted by law regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such term or any right of any Second Lien Creditor with respect thereto.

(b) This is a guarantee of payment and not of collection. The obligations of each Guarantor under or in respect of this Article 11 and each Indenture Document to which such Guarantor is a party are independent of the Guaranteed Obligations or any other obligation of PES or any other Guarantor under or in respect of the Indenture Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guarantee, irrespective of whether any action is brought against PES or any other Guarantor or whether PES or any other Guarantor is joined in any such action or actions.

(c) The obligations of each Guarantor under this Article 11 and each Indenture Document to which such Guarantor is a party shall not, to the maximum extent permitted by law, be affected by:

(1) any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of PES or any other Guarantor;

(2) any other proceeding involving PES or any other Guarantor or any asset of PES or any other Guarantor under any law for the protection of debtors; or

(3) any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceeding against, PES or any other Guarantor, any property of PES or any other Guarantor, or the estate in bankruptcy of PES or any other Guarantor in the course of or resulting from any such proceeding.

Section 11.06 No Release Based on Actions of the Second Lien Creditors

Except as expressly provided in this Indenture, no action that the Collateral Agent or any other Second Lien Creditor may take or omit to take in connection with any Indenture Document, any Guaranteed Obligation (or any other indebtedness owing by PES to any Second Lien Creditor), or any collateral security, and no course of dealing between any Second Lien Creditor and PES, any Guarantor or any other Person, shall release or diminish any Guarantor’s Guaranteed Obligations, liabilities, agreements or duties hereunder, affect this Guarantee or any Indenture Document to which Guarantor is a party, or afford any Guarantor any recourse against any Second Lien Creditor, regardless of whether any such action or inaction may increase any risk to or liability of any Second Lien Creditor, PES or any Guarantor or increase any risk to or diminish any safeguard of any collateral security.

Section 11.07 Waivers.

The liability of each Guarantor under this Article 11 and each Indenture Document to which such Guarantor is a party shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor irrevocably waives, for purposes of this Article 11 and each Indenture Document to which such Guarantor is a party, any defense that it may now have or hereafter acquire relating to any or all of the following (and each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Indenture Documents and that the waivers set forth below and otherwise in this Article 11 are knowingly made in contemplation of such benefits), in each case to the maximum extent permitted by law:

(1) Any lack of validity or enforceability of any Indenture Document, any agreement or instrument relating thereto, any defense arising by reason of any disability or other defense of any other Person or the cessation from any cause whatsoever of the liability of any other Person.

(2) Any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation or any other Obligation of PES or any Guarantor in respect of the Indenture Documents, or any other amendment or waiver of or any consent to departure from any Indenture Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to PES or any Guarantor or any of its Subsidiaries or otherwise.

(3) Any taking, exchange, release or non-perfection of any collateral security, or any taking, release or amendment or waiver of, or consent to departure from any other guarantee of any Guaranteed Obligation.

(4) Any manner of application of collateral security, or proceeds thereof, to any Guaranteed Obligation, or any manner of sale or other disposition of any collateral security securing any Guaranteed Obligation or any other obligation of PES or any Guarantor under the Indenture Documents or any other asset of PES or any Guarantor or any of its Subsidiaries, and any other obligation to marshal assets.

(5) Any right to require any Second Lien Creditor to proceed against any other Person, to exhaust any collateral security for the Guaranteed Obligations, to have any other Person joined with any Guarantor in any suit arising out of the Guaranteed Obligations or this Article 11 or to pursue any other remedy in any Second Lien Creditor’s power.

(6) Any change or restructuring of the corporate structure or termination of the existence of PES or any Guarantor or any of its Subsidiaries.

(7) Any failure of any Second Lien Creditor to disclose to PES or any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of PES or any Guarantor now or hereafter known to such Second Lien Creditor (each Guarantor waiving any duty on the part of the Second Lien Creditors to disclose such information).

(8) Any failure of any other Person to execute or deliver any notation of guarantee, any supplement hereto or any other guarantee or agreement.

(9) Any release or reduction of the liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations or any other compromise or settlement of the Guaranteed Obligations.

(10) Promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and, to the extent permitted by law, any other notice with respect to any Guaranteed Obligation and this Article 11, including notice of acceptance of this Article 11.

(11) Any requirement that any Second Lien Creditor create or perfect any Lien or protect or insure any property subject thereto.

(12) Any right to revoke the provisions of this Article 11.

(13) Any election of remedies by any Second Lien Creditor that in any manner impairs, reduces, releases or otherwise adversely affects any collateral security or any subrogation, reimbursement, exoneration, contribution or indemnification right of any Guarantor or other right of any Guarantor to proceed against PES or any Guarantor, any other guarantor, any other Person or any collateral security.

(14) Any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of any Guarantor hereunder.

(15) Any neglect, failure or refusal to take any action:

(a) for the collection or enforcement of any Guaranteed Obligation,

(b) to realize on any collateral security,

(c) to enforce any Indenture Document,

(d) to file or enforce a claim in any proceeding described in Section 11.05(c),

(e) in connection with the administration of any Indenture Document or

(f) otherwise concerning the Guaranteed Obligations or the Indenture Documents, or any delay in taking any such action.

(16) The fact that any Guarantor may have incurred directly any Guaranteed Obligation or is otherwise primarily liable therefor.

(17) Any duty of any Second Lien Creditor to disclose to any Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of PES or any Guarantor or any of its Subsidiaries now or hereafter known by such Second Lien Creditor.

(18) Any defense to the recovery by any Second Lien Creditor against any Guarantor of any deficiency after a non-judicial sale and any defense or benefit that may be afforded by applicable law (and in that connection each Guarantor acknowledges that the Collateral Agent may, to the extent permitted by applicable law, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Article 11, foreclose under any mortgage by non-judicial sale).

(19) Any statute of limitations applicable to the Guaranteed Obligations.

(20) To the extent permitted by law, any other circumstance or any existence of or reliance on any representation by any Second Lien Creditor, except for indefeasible payment in full in cash and performance in full of each Guaranteed Obligation, that might otherwise constitute a defense available to, or a discharge of, any Guarantor or PES or any other guarantor or surety.

Section 11.08 Continuing Guaranty; Reinstatement.

(a) The Note Guarantee set forth in this Article 11 is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable hereunder, unless released in accordance with this Article 11.

(b) This Article 11 and each Indenture Document to which any Guarantor is a party shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Second Lien

Creditor as a result of the insolvency, bankruptcy or reorganization of PES or any Guarantor or otherwise, all as though such payment had not been made, and each Guarantor jointly and severally will pay such amount to the applicable Second Lien Creditor on demand. Any transfer by subrogation that is made as contemplated in Section 11.09(b) prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in the Second Lien Creditors.

Section 11.09 Subordination; Subrogation; Contribution

(a) Subordination. Each Guarantor subordinates all debts, liabilities and other Obligations owed to such Guarantor by PES or any other Guarantor (the “Subordinated Obligations”) to the Guaranteed Obligations as follows:

(1) Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to PES or any other Guarantor), any Guarantor may receive regularly scheduled payments from PES or any other Guarantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to PES or any Guarantor), unless the Collateral Agent, subject to the provisions of the Intercreditor Agreement, otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of any Subordinated Obligation.

(2) In any proceeding under any Bankruptcy Law relating to PES or any Guarantor, the Second Lien Creditors shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before any Guarantor receives payment of any Subordinated Obligation.

(3) After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to PES or any Guarantor), each Guarantor shall, if the Collateral Agent, subject to the provisions of the Intercreditor Agreement, so requests, collect, enforce and receive payments on account of the Subordinated Obligations as Collateral Agent for the Second Lien Creditors and deliver such payments to the Collateral Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Article 11.

(b) Limited Right of Subrogation.

(1) Until all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each Indenture Document to which any Guarantor is a party have been paid and performed in full, no Guarantor shall have any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim against PES or any other Guarantor or any collateral security in connection with the Guarantee provided in this Article 11. Until such time, each Guarantor waives any right to enforce any remedy that such Guarantor may have against PES and any right to participate in any collateral security.

(2) If any amount shall be paid to any Guarantor on account of any subrogation or other right, any such other remedy, or any collateral security at any time when all of the Guaranteed Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of the Second Lien Creditors, shall be segregated from the other funds of such Guarantor and, subject to the provisions of the Intercreditor Agreement, shall forthwith be paid over to the Trustee to be held by the Trustee for the benefit of the Second Lien Creditors as collateral security for, or then or at any time thereafter applied in whole or in part by the Trustee against, any Guaranteed Obligation, whether matured or unmatured, in such order as the Trustee shall elect.

(3) If any Guarantor shall have paid off any Guaranteed Obligation and if all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash, the Trustee will, at the Guarantors’ expense and reasonable request, execute and deliver to such applicable Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer, without representation or warranty, by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantors; provided that:

(A) such transfer shall be subject to Section 11.08(b), and

(B) without the consent of the Collateral Agent (which the Collateral Agent may withhold in its reasonable discretion) no Guarantor shall have the right to be subrogated to any claim or right against PES or any other Guarantor that has become owned by any Second Lien Creditor, whose ownership has otherwise changed in the course of enforcement of the Indenture Documents, or that the Collateral Agent otherwise has released or wishes to release from its Guaranteed Obligations.

(c) Right of Contribution. After all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each Indenture Document to which any Guarantor is a party have been paid and performed in full, the Guarantors that have made payments in respect of the Guaranteed Obligations shall be entitled to contribution from the other Guarantors, to the end that all such payments upon the Guaranteed Obligations shall be shared among all such Guarantors in proportion to their respective Net Worths; provided that the contribution obligations of each such Guarantor shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. “Net Worth” means, at any time and for any Guarantor:

(1) the fair value of such Guarantor’s assets (other than such right of contribution), minus

(2) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Guaranteed Obligations).

Section 11.10 Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as otherwise provided in Section 11.11 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than PES or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(A) subject to Section 11.11 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee pursuant to a supplemental Indenture and appropriate Security Documents satisfactory to the Trustee; or

(B) such sale or other disposition complies with Section 4.10 hereof.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees issuable hereunder which theretofore shall not have been signed by the Guarantor and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a)(2)(A) and (a)(2)(B) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into PES or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to PES or another Guarantor.

Section 11.11 Releases.

The Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction, PES or a Restricted Subsidiary of PES, if the sale or other disposition is not prohibited by Section 4.10 hereof;

(2) in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) PES or a Restricted Subsidiary of PES, if the sale, transfer or other disposition is not prohibited by Section 4.10 hereof;

(3) if PES designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17 hereof;

(4) upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof; or

(5) as provided in the Intercreditor Agreement.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.11 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Upon delivery by PES to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by PES in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

For any Guarantor released from its Guarantee under this Section 11.11, the liens on the Collateral of such Guarantor will also be released under the Security Documents, in accordance with Section 10.03.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to PES, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and PES or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which PES or any Guarantor is a party or by which PES or any Guarantor is bound;

(3) PES or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) PES has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, PES must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(1)(b), the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including PES acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, PES’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section

12.01 hereof; provided that if PES has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, PES shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02 Notices.

Any notice or communication by PES, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to PES and/or any Guarantor:

Platinum Energy Solutions, Inc.

2100 W. Loop South, Suite 1601

Houston, TX 77027

Attention: Charlie Moncla, Chief Executive Officer

With a copy to:

Kelley Drye & Warren LLP

333 West Wacker Drive, 26th Floor

Chicago, IL 60606

Facsimile No.: (312) 857-7095

Attention: Tim Lavender, Esq.

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-7038

Attention: Corporate Trust Administration

PES, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If PES mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. PES, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by PES to the Trustee to take any action under this Indenture, PES shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder or member or other owner of Capital Stock of PES or any Guarantor, as such, will have any liability for any obligations of PES or any Guarantor under the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of PES or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of PES in this Indenture and the Notes will bind its successors, except as provided in Section 5.02. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.10 hereof.

Section 13.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14 Waiver of Jury Trial.

EACH OF PES, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

PLATINUM ENERGY SOLUTIONS, INC.

By:	/s/ J. Clarke Legler, II
	Name:	J. Clarke Legler, II
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:	/s/ Marcella Burgess
	Name:	Marcella Burgess
	Title:	Vice President

PLATINUM PRESSURE PUMPING, INC.

By:	/s/ J. Clarke Legler, II
	Name:	J. Clarke Legler, II
	Title:	Chief Financial Officer

EXHIBIT A-1

FORM OF 14.250% SENIOR SECURED NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AS AMENDED AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION

A-1-1

SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE A PORTION OF ONE OR MORE UNITS, EACH UNIT CONSISTING OF $1,000 OF PRINCIPAL AMOUNT OF 14.250% SENIOR SECURED NOTES DUE 2015 OF THE COMPANY AND ONE WARRANT TO PURCHASE COMMON STOCK OF THE COMPANY. THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF THE WARRANTS SHALL REPRESENT 15% OF THE OUTSTANDING SHARES OF THE COMPANY ON A FULLY-DILUTED BASIS AS OF THE CONSUMMATION OF THE SALE OF THE UNITS AND THE CONCURRENT EQUITY OFFERING. UNTIL THE SEPARATION DATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY TOGETHER AS A UNIT. FOLLOWING THE SEPARATION DATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED WITHOUT REFERENCE TO THE FOREGOING RESTRICTION.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 2100 WEST LOOP SOUTH, SUITE 1601, HOUSTON, TEXAS 77027, ATTENTION: CHIEF FINANCIAL OFFICER.

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Face of Note]

CUSIP/CINS ____________

14.250% Senior Secured Notes due 2015

No. ___	$____________

Platinum Energy Solutions, Inc.

promises to pay to                                                       or registered assigns,

the principal sum of                                                                                                                                     DOLLARS on                , 2015.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2011

Record Dates: February 15 and August 15

Dated:                                  , 2011

A-1-2

Platinum Energy Solutions, Inc.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:		Date:
Authorized Signatory

A-1-3

[Back of Note]

14.250% Senior Secured Notes due 2015

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Platinum Energy Solutions, Inc., a Nevada corporation (“PES”), promises to pay interest on the principal amount of this Note at 14.250% per annum from September 1, 2011 until maturity; provided, however, that the first interest payment on September 1, 2011 may be capitalized and added to the principal amount of the Note at PES’s option. PES shall pay the Additional Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. PES will pay interest and Additional Interest, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 1, 2011. PES will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(2) METHOD OF PAYMENT. PES will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than PES or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by PES in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. PES will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. PES may change any Paying Agent or Registrar without notice to any Holder. PES or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. PES issued the Notes under an Indenture dated as of March 3, 2011 (the “Indenture”) among PES, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and to the TIA for a statement of such terms. To the extent any provision

A-1-4

of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of PES as provided in the Indenture and the Security Documents. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) Optional Redemption.

(a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Notes will not be redeemable at PES’s option prior to March 1, 2013. On or after March 1, 2013, PES may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

For the period below	Percentage
On or after March 1, 2013 to February 28, 2014	107.125%
On or after March 1, 2014 and thereafter	100.000%

Unless PES defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(b) At any time on or prior to March 1, 2013, PES may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 114.250% of the aggregate principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by PES, provided that:

(i)	at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by PES and its Subsidiaries); and

(ii)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c) In addition, at any time prior to March 1, 2013, PES may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed

A-1-5

plus the Applicable Premium, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

Unless PES defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.

PES is not required to make mandatory redemption or sinking fund payments with respect to the Notes. PES may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of PES, including this Indenture.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, PES will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 15 days following any Change of Control, PES will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b) If PES or a Restricted Subsidiary of PES consummates any Asset Sales, on the 361st day after the Asset Sale (or, at PES’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $5.0 million, PES will make an Asset Sale Offer to all Holders of Notes, and, at PES’s option, all holders of Other Pari Passu Obligations, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PES may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and, if applicable, Other Pari Passu Obligations tendered into such Asset Sale Offer exceeds the amount of Excess

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Proceeds, the Trustee will select the Notes and such Other Pari Passu Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(c) Within 100 days after each Determination Date for which the Excess Cash Flow of PES and its Restricted Subsidiaries for the applicable Excess Cash Flow Offer Determination Period exceeds $2.5 million (the “Excess Cash Flow Offer Threshold”), and to the extent permitted by its Credit Facilities, PES will make an offer in cash in an amount equal to the Excess Cash Flow Offer Amount to purchase Notes (an “Excess Cash Flow Offer”) at an offer price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”). If the aggregate principal amount of Notes tendered in such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, PES may use any remaining Excess Cash Flow Amount for any purpose not otherwise prohibited by the Indenture. Upon completion of any such Excess Cash Flow Offer, the Excess Cash Flow Amount shall be reset at zero; provided that PES will not be deemed to be in default under this covenant for any failure to make an Excess Cash Flow Offer or an Excess Cash Flow Offer Payment by virtue of any adjustment in the amount calculated for any Excess Cash Flow Offer Determination Period due to normal year-end accounting adjustments or other changes concurred in by its public accountants; provided further that any such adjustment in the calculation of the Excess Cash Flow for a prior Excess Cash Flow Offer Determination Period, whether positive or negative, shall be carried forward to the next subsequent Excess Cash Flow Offer Determination Period. Within 100 days following each such Determination Date, PES will mail a notice to each Holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date, PES will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the

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Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and PES may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. PES need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, PES need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes or Guarantees may be amended or supplemented as specified in the Indenture.

(12) DEFAULTS AND REMEDIES. Events of Default are specified in Indenture. In the case of an Event of Default arising under Section 6.01(10) or (11) of the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest, premium or Additional Interest, if any, on, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

(13) TRUSTEE DEALINGS WITH PES. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for PES or its Affiliates, and may otherwise deal with PES or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder or other owner of Capital Stock of PES or any of the Guarantors, as such, will not have any liability for any obligations of PES or the Guarantors under the Notes, the Note Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

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(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 3, 2011, among PES, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among PES, the Guarantors and the other parties thereto, relating to rights given by PES and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, PES has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

(20) Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the Holder hereof may be subject to the provisions of an Intercreditor Agreement entered into after March 3, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between a First Lien Agent, and The Bank of New York Mellon Trust Company, N.A., as Second Lien Trustee and Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.

PES will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

[Name of Company]
[Address]
Attention:

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                         to transfer this Note on the books of PES. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by PES pursuant to Section 4.06, Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.06                    ☐ Section 4.10                    ☐ Section 4.15

If you want to elect to have only part of the Note purchased by PES pursuant to Section 4.06, Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-2

[FORM OF UNIT]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AS AMENDED AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED

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AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

NEITHER THE UNITS REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST IN THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE RESTRICTIVE LEGEND APPEARING ON EACH NOTE INCLUDED IN THE UNITS REPRESENTED BY THIS CERTIFICATE.

[FOR GLOBAL NOTES ONLY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO PLATINUM ENERGY SOLUTIONS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS UNIT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS UNIT BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 2100 WEST LOOP SOUTH, SUITE 1601, HOUSTON, TEXAS 77027, ATTENTION: CHIEF FINANCIAL OFFICER.

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No.

CUSIP/CINS

PLATINUM ENERGY SOLUTIONS, INC.

Certificate for 115,000 Units Consisting of

14.250% Senior Secured Notes due 2015

and Warrants to Purchase Common Stock

PLATINUM ENERGY SOLUTIONS, INC., a Nevada corporation (the “Company”), which term includes any successor corporation, hereby certifies that Cede & Co. is the owner of [ ] Units as described above, transferable only on the books of the Company by the Holder thereof in person or by its duly authorized attorney on surrender of this Certificate properly endorsed. Each Unit consists of $1,000 principal amount of 14.250% Senior Secured Notes due 2015 of the Company (the “Notes”) and one warrant to purchase common stock of the Company, par value $0.001 per share, subject to adjustment as provided in the Warrant Agreement (the “Warrants”). The aggregate number of shares of common stock of the Company issuable upon exercise of the Warrants shall represent 15% of the outstanding shares of common stock of the Company on a fully-diluted basis as of the consummation of the sale of the Units and the Concurrent Equity Offering.

The Units represented by this Unit Certificate are issued pursuant to the Indenture, dated as of March 3, 2011 among the Company, the Guarantors and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, (the “Indenture”) and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes and the Note Guarantees are governed by the Indenture, and are subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of the Units represented by this Unit Certificate consents by acceptance hereof. The terms of the Warrants are governed by the warrant agreement (the “Warrant Agreement”), dated as of March 3, 2011, by and between the Company and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as warrant agent (in such capacity, the “Warrant Agent”), and are subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof.

Reference is made to the further provisions of this Unit Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Copies of the Indenture and the Warrant Agreement are on file at the office of the Company and are available to any Holder on written request and without cost.

Until the Separation Date, the securities represented by this Unit Certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this Unit Certificate may be transferred without reference to the foregoing restriction.

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If at any time, (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depositary is not appointed by the Company within 120 days after the Company receives such notice or become aware of such condition, as the case may be, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue physical Units, then in such event the Company will execute, and the Trustee will authenticate and deliver, Units in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. Such Units in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Units to the Persons in whose names such Global Securities are so registered.

The Indenture and the Units represented by this Unit Certificate shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Unit Certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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PLATINUM ENERGY SOLUTIONS, INC.

By:
Name:
Title:

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ASSIGNMENT FORM

If you the Holder want to assign the Units represented by this Unit Certificate, fill in the form below and have your signature guaranteed:

I or we assign and transfer the Units represented by this Unit Certificate to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                 agent to transfer the Units represented by this Unit Certificate on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on
the other side of this Unit Certificate)

Signature Guarantee:

Certificate of Transfer

In connection with any transfer of the Units represented by this Unit Certificate occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of the Units represented by this Unit Certificate (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], 2011, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the Units represented by this Unit Certificate are being transferred:

[Check One]

(1)	to the Company or a subsidiary thereof; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

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(4)	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) pursuant	to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Units evidenced by this Unit Certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Units, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register the Units represented by this Unit Certificate in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on
the other side of this Unit Certificate)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing the Units represented by this Unit Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Company address block]

[Registrar address block]

Re: [fill in full title of securities]

Reference is hereby made to the Indenture, dated as of March 3, 2011 (the “Indenture”), among Platinum Energy Solutions, Inc., as issuer (“PES”), Platinum Pressure Pumping, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. For the purposes of this Certificate, prior to the Separation Date, references to the Notes shall be deemed to be references to the Units, as the context requires.

                                         , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                                                   (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. Check if Transferee will take delivery of a beneficial interest in [the Regulation S Temporary Global Note,]903(b)(3) the Regulation S [Permanent] Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act [and/,] (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act [and (iv) if the proposed transfer is being made prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, as amended, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a placement agent)] and (v) if the proposed transfer is being made prior to the expiration of the Restricted Period under Regulation S, the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S [Permanent] Global Note[, the Regulation S Temporary Global Note]903(b)(3) and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) such Transfer is being effected to PES or a Subsidiary thereof;

or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of

Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of PES.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP ), or

(ii)	Regulation S Global Note (CUSIP ), or

(iii)	IAI Global Note (CUSIP ); or

(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP ), or

(ii)	Regulation S Global Note (CUSIP ), or

(iii)	IAI Global Note (CUSIP ); or

(iv)	Unrestricted Global Note (CUSIP ); or

(b)	a Restricted Definitive Note; or

(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Company address block]

[Registrar address block]

Re: [fill in full title of securities]

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of March 3, 2011 (the “Indenture”), among Platinum Energy Solutions, Inc., as issuer (“PES”), Platinum Pressure Pumping, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. For the purposes of this Certificate, prior to the Separation Date, references to the Notes shall be deemed to be references to the Units, as the context requires.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not

required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[3. Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in another in a Restricted Global Note.

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to a beneficial interest in another Restricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in another Restricted Global Note with an equal principal amount, as further specified in Annex A hereto, the Owner hereby certifies that (i) the Restricted Global Note is being exchanged for the Owner’s own account without transfer, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and (ii) such exchange complies with the Securities Act and is being effected pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Owner’s beneficial interest in such Restricted Global Note will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and in the Indenture and the Securities Act. This exchange complies with Section 2.06 of the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of PES.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

ANNEX A TO CERTIFICATE OF EXCHANGE

[For use only in connection with the certifications provided in

Paragraph (3) of the Certificate of Exchange.]

1. The Owner owns and proposes to exchange a beneficial interest in one of the following:

[CHECK ONE OF (a) OR (b) or (c)]

(a)	the 144A Global Note (CUSIP _________), or

(b)	the Regulation S Global Note (CUSIP _________), or

(c)	the IAI Global Note (CUSIP _________).

2. After the Exchange the Owner will hold a beneficial interest in one of the following:

[CHECK ONE]

(i)	144A Global Note (CUSIP _________), or

(ii)	Regulation S Global Note (CUSIP _________), or

(iii)	IAI Global Note (CUSIP _________).

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Company address block]

[Registrar address block]

Re: [fill in full title of securities]

Reference is hereby made to the Indenture, dated as of March 3, 2011 (the “Indenture”), among Platinum Energy Solutions, Inc., as issuer (“PES”), Platinum Pressure Pumping, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) a beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1.	we are an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”);

2.	any purchase of Notes by us will be for our own account or the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion;

3.	either (1) we are not, and will not transfer the Notes to, an entity holding “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) our purchase and holding of the Notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law);

4.	we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes, and we and any accounts for which we are acting are able to bear the economic risks of an entire loss of our or their investment in the Notes;

D-1

5.	we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the U.S. or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

6.	we have received a copy of the Offering Circular and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of PES and receive answers thereto, as we deem necessary to verify the information contained in the Offering Circular; and

7.	we acknowledge that the Notes have not been registered under the Securities Act and that the [Notes may not be offered or sold within the U.S. or to, or for the benefit of, U.S. persons except as set forth _______].

You and PES are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (as defined below)) agrees, subject to the provisions in the Indenture dated as of March 3, 2011 (the “Indenture”) among PLATINUM ENERGY SOLUTIONS, INC., (“PES”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), (a) the undersigned, jointly and severally with the other Guarantors, irrevocably, absolutely, and unconditionally guarantees to each Holder of Notes and the Trustee the prompt and complete payment and performance when due, and no matter how the same shall become due, of all Guaranteed Obligations subject to any limitation set forth therein; (b) that each reference in the Indenture to a “Guarantor” shall also mean and be a reference to the undersigned; (c) the obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee; (d) to be bound by such provisions; and (e) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such provisions.

NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTATION OF GUARANTEE.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a Subsidiary of Platinum Energy Solutions, Inc. (or its permitted successor), a Nevada corporation (“PES”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, PES has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 3, 2011 providing for the issuance of 14.250% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of PES’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or other owner of Capital Stock of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of PES or Guaranteeing Subsidiary under the Notes, any Note Guarantee, the Indenture, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

F-1

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and PES.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, 20___

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

PLATINUM ENERGY SOLUTIONS, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

F-2

EXHIBIT G

FORM OF INTERCREDITOR AGREEMENT

See attached.

F-1